EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the reference to our firm under the captions "Experts" in this registration statement on Form S-3 and related prospectus of Greg Manning Auctions, Inc. for the registration of 1,030,604 shares of its common stock and to the incorporation by reference therein of our report dated September 23, 1999, with respect to the consolidated financial statements of Greg Manning Auctions, Inc. included in its Annual Report (Form 10-KSB) as of June 30, 1999 and for the year then ended filed with the Securities and Exchange Commission.


                                             /s/ Amper, Politziner & Mattia P.A.
                                             -----------------------------------

March 16, 2000
Edison, New Jersey